UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): March 9, 2012

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1402 Wan Chai Commerical Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On March 9, 2012, the Board of Directors of China Media Group Corporation appointed Mr. Mohd Khairudin bin Ramli as Director of the Company.

Mr. Ramli, aged 41, has a broad experienced in banking, agriculture and manufacturing industry. Starting his career by joining Public Bank Berhad, one of the most reputable bank in Malaysia, from 1994 to 2001. During this period he has gained tremendous exposure to the financing and banking industry. From 2001, he has turned his career into entrepreneurship by developing his own business. Starting with construction industry from 2001 until 2008 and after that exploring into agriculture and aquaculture industry in 2008 until 2011. Currently, he is involved in manufacturing industry, specialized in plastic injection for electrical home appliances industry. Mr. Ramli has broad experiences and proven ability to execute and deliver and he has proven his polished entrepreneurship skills.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	CHINA MEDIA GROUP CORPORATION

By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President